AMENDMENT NO. 2

PARTICIPATION AGREEMENT

Amendment No. 2, effective May 1, 2012 to The Participation Agreement, (the “Agreement”), dated May 1, 2003 by and among MONY Life Insurance Company, a New York stock life insurance company, on its own behalf and on behalf of each segregated asset account of the Company, AXA Equitable Life Insurance Company, on its own behalf and on behalf of each segregated asset account of the Company (each such segregated asset account is identified on Schedule A hereto, and referred to as an “Account”), ProFunds, a Delaware business trust, and ProFund Advisors LLC, a Maryland limited liability company (collectively, the “Parties”).

WHEREAS, the Parties wish to add Separate Account 70 to the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AMENDMENT NO. 2

PARTICIPATION AGREEMENT

Amendment No. 2, effective May 1, 2012 to The Participation Agreement, (the “Agreement”), dated May 1, 2003 by and among MONY Life Insurance Company, a New York stock life insurance company, on its own behalf and on behalf of each segregated asset account of the Company, AXA Equitable Life Insurance Company, on its own behalf and on behalf of each segregated asset account of the Company (each such segregated asset account is identified on Schedule A hereto, and referred to as an “Account”), ProFunds, a Delaware business trust, and ProFund Advisors LLC, a Maryland limited liability company (collectively, the “Parties”).

WHEREAS, the Parties wish to add Separate Account 70 to the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

SCHEDULE A

Accounts:

MONY Variable Account A

AXA Equitable Separate Account 49

AX Equitable Separate Account 65

AXA Equitable Separate Account 70

Contracts:

(1)	Flexible Payment Variable Annuity (MONY Variable Annuity)
(2)	Flexible Payment Variable Annuity (MONY C Variable Annuity)
(3)	Flexible Payment Variable Annuity (MONY L Variable Annuity)
(4)	Flexible Payment Variable Annuity (MONY C Custom Maker)
(5)	Retirement Cornerstone Series

Contracts:

All Contracts issued under the Accounts.

Designated ProFunds:

ProFund VP Bear

ProFund VP Rising Rates Opportunity

ProFund VP UltraBull

ProFund VP Biotechnology

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